UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): May 11, 2017

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MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company
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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 11, 2017, the Board of Directors (the “Board”) of Maxwell Technologies, Inc. (the “Company”) appointed Ilya Golubovich to serve as a director of the Company, effective immediately. Mr. Golubovich has also been appointed as a member of Governance & Nominating Committee of the Board.

The Company’s Certificate of Incorporation and Bylaws provide for its Board to be divided into three classes, with each class having a three-year term. Mr. Golubovich will be a member of Class II of directors, for election at the 2019 annual meeting of stockholders for terms expiring at the 2022 annual meeting of stockholders.

Mr. Golubovich will participate in the Company’s standard compensation program for non-employee directors, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 29, 2016. Mr. Golubovich will also enter into the Company’s standard form of indemnification agreement.

On April 28, 2017, the Company announced that it had acquired substantially all of the assets of Nesscap Energy, Inc. (“Nesscap”), a developer and manufacturer of ultracapacitor products for use in transportation, renewable energy, industrial and consumer markets, pursuant to the terms of the previously announced Arrangement Agreement, dated as of February 28, 2017 (the “Acquisition”) between the Company and Nesscap. As previously announced, the Company agreed as part of the Acquisition to appoint a representative of I2BF Energy, Ltd. (“I2BF”) and Arbat Capital Group Ltd. (individually, “Arbat,” and collectively with I2BF, the “Principal Shareholders”), principal shareholders of Nesscap owning approximately 79.57% of the outstanding voting stock of Nesscap, to the Board. As part of the Acquisition, Nesscap distributed 374,050 shares of the Company to I2BF and 626,785 shares of the Company to Arbat, representing approximately $2.3 million and $3.8 million in value based on the closing price of the Company’s common stock on The Nasdaq Global Market (“Nasdaq”) on the closing date of the Acquisition. Pursuant to the Acquisition, Nesscap intends to issue additional shares of the Company to its shareholders as part of a plan of dissolution after settling its outstanding liabilities.

Mr. Golubovich is the initial representative of the Principal Shareholders and is a Director of I2BF Venture Partners Ltd., the sole shareholder of I2BF, and a Director of Arbat. Other than as part of the Acquisition, the selection of Mr. Golubovich to serve as a member of the Board was not pursuant to any other arrangement or understanding between Mr. Golubovich and any other person.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Date: May 17, 2017